UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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ClearComm, L.P.
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Explanatory Note

The following presentation will be given by Javier O. Lamoso, President & Chief Executive Officer of SuperTel Communications Corp., the general partner of ClearComm, L.P., at road shows to be held on October 7, 2005, October 8, 2005, October 14, 2005, October 15, 2005, October 28, 2005, and October 29, 2005.

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Schedule

I.	What Has Changed?
II.	Why Did We Terminate TEM’s Management?
III.	Settlement with Telefonica.
IV.	What are We Doing?
V.	What are We Going to Do?
VI.	Market Perspectives and Possible Exits.

NewComm Structure

Before	Current

• TEM control & management	• ClearComm & TEM appointees
• Bloated cost structure	• No TEM fees
• Slow/bureaucratic	• Lean & agile

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Telefonica Settlement

Getting Back NewComm

•                  $80.5 Mn TEM write-off & conversion to 49.9% equity:

• Management Fees	$6.6	Mn
• TEM Debt & Interest	11.4
• TEM Convertible	53.9
• TEM Interest	8.6

•                  $1.2 Mn write-off of SCL billing system.

•                  $40 Mn Telefonica loan to pay FCC debt.

•                  $110 Mn bank loan extension (3 + 2 years) with TEM & ClearComm guarantee.

•                  Premium payment to ClearComm and other non-TEM shareholders upon sale of NewComm.

What Changed?

Intense Focus on Operations

•                  Termination of Telefonica appointed General Manager and Director of Sales & Marketing.

•                  Operational review

•                  Interviews with 15 key employees.

•                  Elimination of 60 positions in 60 days.

•                  Introduced lower-cost (in-house) alternatives for key operations

•                  Savings of $16M in 2005

Including:

• Call Center	0.7
• Logistics	1.1
• Credit & Collections	0.8
• Information Technology	0.1

Operational Changes

Everything Was Outsourced

Service Tech
WHTS

Call Center		Logistics
Atento		Brightstar

NewComm
“Movistar”

Network Maintenance	Information Tech	Credit & Collections
Lucent	TLD	Dun & Bradstreet

Customer Call Center

Service Metrics & Savings

•                  In-sourced operations

•                  Performance indicators improved, even during platform migration

•                  IVR is state-of-the-art.

•                  “One Call – One Solution”

•                  Atento (2004) opened 5,680 claims per month

•                  Our customer service opened 1,756 claims per month

•                  4,000 additional claims per month are solved in One Call, improving customer service satisfaction and perception.

	Atento 2004 (Avg)		NewComm 2005 (Aug)
Service	Answered	Service Level	Answered	Service Level
Customer Service	96%	81%	96%	85%
Activation Center	92%	73%	96%	92%
	94%	77%	96%	88%

Payments	2004	2005 Budget
Atento Customer Service	$2,689,000	$250,000
Insight Renting & Services	$0	$500,000
MoviStar Employees	$166,251	$1,411,000
TOTAL	$2,855,251	$2,161,000
Net Savings		$694,251

Focus on Efficiencies

•                  IVR auto payment and SMS-MT confirmation:  Aug-Sep in testing.

•                  Direct voice connection between Insight and NewComm MSC reduces cost of outbound calls.

•                  Focus on Retention:

•                  Disconnects:                                        1st retention level – 611

2nd retention level – Retention Unit

•                  Contract Renewal

•                  Claims

•                  Development of tools to help customer service rep.

•                  Password reset:  Prepaid Platform

•                  Traffic metrics per client and type of traffic for loyalty & retention process and customer service

•                  IVR English version: December 2005

Logistics

In-House Cost Savings

Costs	2004	June YTD	2005 Budget
Fulfillment Fees	$2,092,840	$133,000	$175,000
17 Employees	649,385	—	—
31 Employees	—	450,000	994,145
SG&A	133,686	239,000	700,210
Obsolescence	483,000	259,000	389,827
LOCM Effect		(277,000)
TOTAL	$3,358,911	$804,000	$2,259,182
Net Savings			$1,099,729

Credit & Collections

In-House Savings

•                  Collections Center in-house for cycles 1 & 16

	2004	2005 Budget
NCO Financials	$1,180,000	$45,992
Dun & Bradstreet	$1,094,305	$598,500
Employees (@ TLD)	$269,790	$172,410
27 Employees (Cycle 16, Year)	—	$547,633
21 Employees (Cycle 1, 5 Months)	—	$127,940
Seat Cost for Collection Center	—	$182,000
Set-up costs	—	$52,000
TOTAL	$2,544,095	$1,726,475
Net Savings		$817,620

Information Technology

Migration of Data Center to a New Location

•                  Implementation of our new data network backbone

•                  Replacement of communication circuits vendor

•                  Technology renovation of disk and backup platforms

•                  $60K operational cost reduction in 2005, $526K reduction expected 2006

Migration of Data Center to a New Location

Before	Current

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Technical Services

In-House Efficiencies

•                  On-site diagnostic and terminal swap in 7 locations

•                  Phased launch begun May 2005 completed July 2005

•                  Reduced customer store visits from 2 to 1 per incident

•                  Lowers the risk of failure

•                  Implementation of full capacity Level 3 service shop in the Caguas central warehouse

•                  Reduces refurbishing turnaround time by at least two weeks.

Network Improvements

Upgrading Network

•      Implemented review of network coverage & capacity in late-2004

•   Jan-05: Installed 13 new 3G base stations in the Metro area and re-deployed 12 existing base stations

•   Result: Increase of 1.9 Mn monthly airtime minutes ($1.8 Mn)

•      Continued focus on cost effective coverage and capacity:

•   Nov-05: Installation of 20 new 3G base stations and re-deployment of 18 existing (Capex: $3.6 Mn )

•   Dec-05: Beta test of 20 UTStar 3G cell sites with soft switch

•   Potential to be the 1st wireless IP network in the US.

Base Stations (By Carrier)

[CHART]

Financial Summary

Turn-Around Is Evident

	2004		2005
	Q3	Q4	Q1	Q2
Adds (‘000)	28.9	24.2	19.6	19.3
Disconnects (‘000)	26.0	32.6	25.5	29.5
Subscribers (‘000)	157.8	149.4	143.5	133.3
Postpaid %	72%	74%	77%	80%

ARPU	$51.8	$53.2	$51.3	$54.3
MOUs	797	865	879	962
SAC	$146	$172	$176	$192

Revenues ($Mn)	$25.1	$24.4	$23.6	$23.9
EBITDA ($Mn)	$0.6	$(5.6)	$2.6	$4.0
EBITDA Margin	2.5%	-23.0%	11.1%	16.8%

What Are We Doing Now?

Reverse Positioning

•       Back to our base line “Just Talk”

•       Simplify the offers

•       Stop the madness of offering an endless amount of features

•       Jet Blue Case:  No first class, no meals, no special fares — but better seats and satellite entertainment.

•     Personal connection with our clients

•       Talking to people, not systems.

•       Logistics, Service Tech, 611, Collections

ID — Freedom Plans

Simple With Strong Margins

•       Margins are better than traditional price plans:

•    Lower customer acquisition costs

•    Low billing expenses

•    No credit or payment risks

•       In 2006, we will be providing roaming and SMS and other value added services.

Advertising - Press

Institutional

•    Continuation of service campaign.

•    This version addresses the quick service for all your needs, at the Customer Care Center.

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Simple

•    No term contracts

•    No penalties

•    No credit checks

•     ID 500 / 900

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•      Flat rate “all you can”

•      No term contracts

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Technical Services

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PR Campaign

Corporate Responsibility

•    Animal care awareness

•    Cellular recycling

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Advertising - Outdoors

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Customer Invoice

Invoice As Media

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Advertising Investment

2004 vs 2005

•    Overall mobile advertising has declined in Puerto Rico

•      NewComm has significantly reduced advertising costs

•      SunCom now dominates media investments

•      Cingular is second but shows a drop in overall media investment

	July 2004 YTD		July 2005 YTD
Competitor	$	%	$	%	Diff
Suncom	$7.7	20%	$8.0	23%	5%
Cingular	8.6	23%	7.2	21%	-16%
Verizon Wireless	6.7	18%	6.9	20%	3%
Centennial	4.8	13%	5.4	16%	12%
Sprint PCS	3.8	10%	4.1	12%	8%
NewComm	6.1	16%	2.6	8%	-58%
TOTAL	$37.6	100%	$34.2	100%	-9%

Brand & Advertising Recall

NewComm Has Improved Recall With Lower Advertising Costs

	2004	2005	diff

Unaided Brand Recall	29%	30%	+1

Unaided Adv, Recall	15%	15%	-

Aided Recall	53%	62%	+9

Total Recall (Aided/Unaided)	68%	77%	+9

Research & Research - Base 600

Future Changes

Ongoing Improvements Planned

•      Termination of network maintenance by Lucent

•      Growth in direct sales channels

•      Moving the indirect channels towards assisting in customer care and retention efforts

Puerto Rico Wireless Landscape

Mainland-Type Consolidation Has Not Yet Arrived

National
2002	2005
49% Penetration	65%
6+ Competitors	4 Competitors
3 GSM/ 2 CDMA	2 GSM/ 2 CDMA

AT&T	Cingular
Cingular	Verizon
Nextel	Sprint/Nextel
Sprint	T-Mobile
Verizon
T-Mobile

Puerto Rico
2005	Future
50% Penetration
6 Competitors
2 GSM / 4 CDMA

Cingular (GSM)
Verizon/PRTC (CDMA)	?
Centennial (CDMA)
Sprint (CDMA)
SunCom (GSM)
NewComm (CDMA)